SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2002 (July 1, 2002)

National Health Realty, Inc.
(Exact name of Registrant as specified in its charter)

Maryland	333-37173	52-2059888
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street, Suite 1402
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

National Health Realty, Inc.
Report on Form 8-K
July 2, 2002

TABLE OF CONTENTS

Item 4.	Changes to Registrant's Certifying Accountants	3
Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits	4
Signature		4
Exhibit 16.1		5
Exhibit 99.9		6

FORWARD-LOOKING STATEMENTS

The Company may from time to time make written or oral statements, including statements contained in this report which may constitute forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934 (the "Exchange Act"). The words "expect", "anticipate", "intend", "plan", "believe", "seek", "estimate", and similar expressions are intended to identify such forward-looking statements, but other statements may constitute forward-looking statements. These statements should be considered subject to various risks and uncertainties. Such forward-looking statements are made based upon management's belief as well as assumptions made by, and information currently available to, management pursuant to "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results may differ materially from the results anticipated in forward-looking statements due to a variety of factors, including governmental monetary and fiscal policies, deposit levels, loan demand, loan collateral values, securities portfolio values, interest rate risk management, the effects of competition in the banking business from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market funds and other financial institutions operating in the Company's market area and elsewhere, including institutions operating through the Internet, changes in governmental regulation relating to the banking industry, including regulations relating to branching and acquisitions, failure of assumptions underlying the establishment of reserves for loan losses, including the value of collateral underlying delinquent loans and other factors. The Company cautions that such factors are not exclusive. The Company does not intend to update or reissue any forward-looking statements contained in this report as a result of new information or other circumstances that may become known to the Company.

Item 4. Changes to Registrant's Certifying Accountants

On July 1, 2002, the Board of Directors of National Health Realty, Inc. ("NHR") determined to dismiss its independent accountants, Arthur Andersen LLP ("Andersen") and appointed Ernst & Young LLP ("EY") as its new independent accountants, effective immediately. The decision to change accountants was approved by NHR's Board of Directors upon the recommendation of its Audit Committee.

During the two year period ended December 31, 2001, and for the subsequent period through the date hereof, there were no disagreements between NHR and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two year period ended December 31, 2001 and for the subsequent period through the date hereof.

The audit reports of Andersen on the consolidated financial statements of NHR and subsidiaries as of and for the two years in the period ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Andersen is attached as Exhibit 16.1.

During NHR's two year period ended December 31, 2001, and the subsequent period through the date hereof, NHR did not consult with EY regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Number	Exhibit
16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant
99.9	Press release dated July 2, 2002.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Realty, Inc.

By: /s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: July 2, 2002

July 2, 2002

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Dear Sir/Madam:

We have read the 1st, 2nd, 3rd, and 4th paragraphs of Item 4 included in the Form 8-K dated July 2, 2002 of National Health Realty, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP

cc: Donald K. Daniel

Vice President and Controller

For Release July 2, 2002

Contact: Gerald Coggin, V.P. of Investor Relations

Phone: (615) 890-2020

NHR Board approves Ernst & Young LLP

MURFREESBORO, Tenn. - National Health Realty, Inc. (AMEX:NHR), a real estate investment trust formed on Dec. 31, 1997, announced today the dismissal of its independent accountants, Arthur Andersen LLP and the appointment of Ernst & Young LLP as its new independent accountants, effective immediately. The decision to change accountants was approved by NHR's Board of Directors upon the recommendation of its Audit Committee.

Additional information including NHR's most recent press releases may be contained on NHR's web site at www.nationalhealthrealty.com. The company trades on the American Stock Exchange with the symbol NHR.

Statements in this press release that are not historical facts are forward looking statements. NHR cautions investors that any forward looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHR's best judgment as of the date of this release.